FIRST  AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS IS AMENDMENT (the “Amendment") being executed and delivered by and between Calpian Inc., a Texas corporation ("Calpian" or the “Company”), and the investor identified on the signature page hereto ("Investor"), and dated as of December 31, 2014 (the “Amendment Date”) in order to amend that certain Securities Purchase Agreement dated as of March 7, 2014 (the “Securities Purchase Agreement”).

RECITALS

WHEREAS,  pursuant to the terms of the Securities Purchase Agreement, Calpian and the Investor wish to amend certain terms of the Securities Purchase Agreement;

WHEREAS,  The parties to this Amendment wish to  amend Section 1 of the Securities Purchase Agreement in order to extend the time by which the Investor may purchase up to an additional 4,000 shares of the Company’s Series C Preferred (as defined in the Securities Purchase Agreement).

AGREEMENT

 NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged,  the parties hereto hereby agree as follows:

1.

Amendment to Section 1.  Section 1 of the Securities Purchase Agreement shall be amended such that the date by which the Investor may purchase up to an additional 4,000 shares of Series C Preferred shall be extended from December 31, 2014 to January 31, 2015.

2.

New York Law and Jurisdiction.    The Securities Purchase Agreement and all issues arising out of the Securities Purchase Agreement shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York and any action brought concerning the transactions contemplated by the Securities Purchase Agreement shall be brought in the District Court of the Southern District of New York and of any Federal District Court sitting in New York, New York.

3.	No Other Effect on the Securities Purchase Agreement or Note. The Securities Purchase Agreement remains in full force and effect, except as amended by this Amendment.

4.	Effective Date. This Amendment shall be effective as of the Amendment Date.

5.	Miscellaneous.

(a)  Captions; Certain Definitions.  Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions.  All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Securities Purchase Agreement and Convertible Bridge Note.

(b)  Controlling Law.  This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of New York (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c)  Counterparts.  This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts.  This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been executed and delivered by Calpian and Investor as of the date first set forth above.

Calpian:Calpian, Inc.

By: ______________________________________

Name:  Harold Montgomery

Title: CEO

Investor:HALL PHOENIX/INWOOD LTD.

By: ______________________________________

Phoenix/Inwood Corporation, its General Partner

Name:

Title (if an entity):

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